Exhibit 5.2

[Lathrop & Gage LLP Letterhead]

October 21, 2011

Tomkins, Inc.

Tomkins, LLC

1551 Wewatta Street

Denver, CO 80202

Re: Broadway Mississippi Development, LLC, Gates Development Corporation and Gates International Holdings, LLC

Ladies and Gentlemen:

This firm has acted as special Colorado counsel to Gates Development Corporation, a Colorado corporation, Broadway Mississippi Development, LLC, a Colorado limited liability company, and Gates International Holdings, LLC, a Colorado limited liability company (collectively, the “Local Guarantors”), in connection with the issuance of $1,150,000,000 aggregate principal amount of 9% Senior Secured Second Lien Notes due 2018 (the “Notes”) by Tomkins, Inc. (formerly, Pinafore, Inc.) and Tomkins, LLC (formerly, Pinafore, LLC) (collectively the “Issuers”) and the guarantees of the Notes (the “Guarantees”) by the Local Guarantors under an Indenture dated as of September 29, 2010, as supplemented by the First Supplemental Indenture dated as of November 18, 2010, the Second Supplemental Indenture dated as of December 21, 2010, the Third Supplemental Indenture dated as of December 23, 2010, the Fourth Supplemental Indenture dated as of January 20, 2011, the Fifth Supplemental Indenture dated as of February 23, 2011, the Sixth Supplemental Indenture dated as of February 24, 2011, and the Seventh Supplemental Indenture dated as of March 3, 2011 (collectively, the “Indenture”) entered into among the Issuers, the Guarantors named and defined therein, and Wilmington Trust FSB, as trustee (the “Trustee”) and collateral agent, and pursuant to a registration statement on Form F-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 24, 2011 (the “Registration Statement”). The Local Guarantors have requested us to render this opinion letter in connection with the submission of the Registration Statement to the Commission.

In our capacity as special Colorado counsel as set forth above, for purposes of rendering the opinions contained in this opinion letter, we have reviewed executed originals or copies of (i) the Notes, (ii) the Indenture, (iii) the Guarantees; (iv) the Registration Statement and the Prospectus, and (v) the documents listed on Schedule 1 attached hereto. Such documents described in clause (i) through and including (iii) are referred to collectively as the “Indenture Documents” and the documents described in clauses (i) through and including (v) are referred to collectively in this opinion letter as the “Reviewed Documents.”

In our examination of the Reviewed Documents, we have assumed the genuineness of all signatures (with the exception of those natural persons who executed the Indenture Documents on behalf of the Local Guarantors), the legal capacity of all natural persons the accuracy and completeness of all of the Reviewed Documents, the authenticity of all originals of the Reviewed Documents and the conformity

Tomkins, Inc.

Tomkins, LLC

October 21, 2011

to authentic originals of all of the Reviewed Documents submitted to us as copies (including telecopies). As to all matters of fact relevant to the opinions expressed and other statements made herein, we have relied on the representations and statements of fact made in the Reviewed Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Reviewed Documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Our opinions set forth below are subject to the following further assumptions, limitations and qualifications:

(i) our opinions are limited to the constitution and the laws of the State of Colorado in effect on the date hereof;

(ii) our opinions expressed in subparagraphs (b), (c) and (d) below with respect to matters pertaining to Broadway Mississippi Development, LLC and Gates International Holdings, LLC are limited to the Colorado Limited Liability Company Act, set forth in Section 7-80-101 et seq., Colorado Revised Statutes, as amended (the “Limited Liability Company Act”); and

(iii) our opinions expressed below are based upon a review of only those Colorado laws and regulations that, based on our experience, we have determined to be generally recognized as applicable to transactions of the type contemplated in the Registration Documents and the performance by the Local Guarantors of their respective obligations thereunder.

Based upon, subject to and limited by the assumptions, limitations and qualifications set forth in this opinion letter, we are of the opinion that:

(a)    Based, with your consent, on the good standing certificate specified in item 5 of Schedule 1 attached hereto, we confirm that Gates Development Corporation is validly existing as a corporation and in good standing as of the date of such certificate under the laws of the State of Colorado.

(b)    Based, with your consent, on the good standing certificate specified in item 5 of Schedule 1 attached hereto, we confirm that each of Broadway Mississippi Development, LLC and Gates International Holdings, LLC is validly existing as a limited liability company and in good standing as of the date of such certificate under the laws of the State of Colorado.

(c)    Gates Development Corporation has the requisite power and authority under the laws of the State of Colorado, its Amended and Restated Articles of Incorporation and its Amended and Restated By-Laws, and each of Broadway Mississippi Development, LLC and Gates International Holdings, LLC has the requisite power and authority under the Limited Liability Company Act, its Articles of Organization, as amended, and its Operating Agreement, as amended, to execute and to perform its obligations under the Indenture Documents to which it is a party.

(d)    Each Local Guarantor has duly authorized the execution and delivery of the Indenture Documents to which it is a party, and each Local Guarantor has duly executed and delivered the Indenture Documents to which it is a party.

Tomkins, Inc.

Tomkins, LLC

October 21, 2011

The foregoing opinions are limited to the matters expressly covered therein, and no other opinions should be implied or inferred based on such limited opinions. Without limiting the generality of the foregoing, we express no opinion herein as to (i) the legality, validity or enforceability of the Indenture Documents or any other agreements, certificates or documents, as the case may be, delivered by any Local Guarantor or any other party in connection with the Registration Statement; (ii) any other laws and regulations not specifically identified herein (and, in particular, we express no opinion as to any effect that such other laws and regulations may have on the opinions expressed herein); (iii) the applicability or application of, or compliance with, or the effect of any federal or state securities, antitrust, unfair competition, banking, or tax laws or regulations in connection with the offering, issuance and sale of the Notes or the matters addressed herein; (iv) the applicability or application of, or compliance with, or the effect of any ordinances, codes or regulations of any political subdivision of the State of Colorado.

We also note that with respect to our opinions contained in this opinion letter, we have been retained as special Colorado counsel in the limited capacity described herein, but we do not represent the Local Guarantors in their business activities generally and are not necessarily familiar with the nature and extent of such activities. Our knowledge of each Local Guarantor’s business, records, transactions and activities is limited to the information that has been brought to our attention by or on behalf of such Local Guarantor in the scope and course of our limited representation as its special Colorado counsel for the matters discussed herein. We express no opinion as to any matters pertaining to the business activities generally of any Local Guarantor or any agreement, instrument or document other than those expressly addressed herein.

We assume no obligation to advise you of any changes in our opinions set forth herein subsequent to the delivery of this opinion letter as of the date set forth above. The opinions expressed herein are as of the date hereof only and based on laws, orders, contract terms and provisions and facts of such date and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of fact stated or assumed herein or subsequent changes of law.

This opinion letter may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. This opinion letter also may be relied upon by Latham & Watkins LLP in connection with the issuance of its opinion letter in connection with the Registration Statement, and any amendments thereto, including any post-effective amendments to be filed by the Issuers with the Commission under the Act.

We hereby consent (i) to being named in the Registration Statement and in any amendments thereto as counsel for the Local Guarantors, (ii) to the statements with reference to our firm made in the Registration Statement, and (iii) to the filing of this opinion letter as an exhibit to the Registration Statement.

Very truly yours,

/s/ Lathrop & Gage LLP
LATHROP & GAGE LLP

SCHEDULE 1

REVIEWED DOCUMENTS

1.	The Amended and Restated Articles of Incorporation of Gates Development Corporation, as certified by an Authorized Representative of such Local Guarantor on June 23, 2011 as being true, complete and in effect.

2.	The Amended and Restated By-Laws of Gates Development Corporation, as certified by an Authorized Representative of such Local Guarantor on June 23, 2011 as being true, complete and in effect.

3.	The Articles of Organization of each of Broadway Mississippi Development, LLC and Gates International Holdings, LLC, as amended, each as certified by the Secretary of State of the State of Colorado on September 22, 2010 and as certified by an Authorized Representative of each such Local Guarantor on September 20, 2010 and on June 23, 2011 as being true, complete and in effect.

4.	The Operating Agreement of Broadway Mississippi Development, LLC and the Operating Declaration of the Sole Member of Gates International Holdings, LLC, as amended by Amendment No. 1 to Operating Declaration, dated as of June 23, 2011, each as certified by an Authorized Representative of each such Local Guarantor on September 20, 2010 and June 23, 2011 as being true, complete and in effect.

5.	A certificate of good standing of each of the Local Guarantors issued by the Secretary of State of the State of Colorado, each dated October 21, 2011.

6.	Certain resolutions of the Board of Directors of Gates Development Corporation and the Sole Member of each of Broadway Mississippi Development, LLC and Gates International Holdings, LLC, adopted by unanimous written consent dated September 20, 2010, as certified by an Authorized Representative of each of such Local Guarantors on September 29, 2010 and on June 23, 2011 as being true, complete and in effect.

7.	A certificate of an Authorized Representative of each of the Local Guarantors, dated September 20, 2010, as to incumbency and signatures and certain facts relating to each such Local Guarantor.

8.	Joint Action by Written Consent of the Board of Directors and Sole Shareholder of Gates Development Corporation, dated June 23, 2011, as certified by an Authorized Representative of such Local Guarantor as being true, complete and in effect.

9.	A certificate of certain Authorized Representatives of each of the Local Guarantors, dated June 23, 2011, regarding certain facts relating to each such Local Guarantor.